Exhibit 10.2

NATIONAL Holdings Corporation

410 Park Avenue, 14th Floor

New York, NY 10022

                                  March 30, 2015

Mr. Alan B. Levin

605 NW 111th Way

Coral Springs, FL 33071

Dear Alan:

Reference is made to your Employment Agreement, dated as of July 1, 2008 (“Agreement”), by and between National Holdings Corporation, a Delaware corporation (the “Company”) and you (the “Executive”). This Agreement has been extended pursuant to its terms.

In consideration of the premises and mutual conveyance set forth herein, for the payment of Ten Dollars ($10.00) to you and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby agree as follows:

1.        Paragraph 2(b) is hereby amended as follows: the first sentence of such paragraph is hereby deleted in its entirety and the following inserted in its place:

“During the Term of Employment, the Executive shall have such financial duties, titles, power and authority as maybe delegated to him, from time to time, by the Company’s Chief Executive Officer. At present, such duties, titles, power and authority shall encompass being employed and serving as the Chief Financial Officer and Chief Accounting Officer.”

2.        Paragraph 6(i) is hereby deleted in its entirety and replaced with the following:

“Change in Control of the Company. If the Executive elects to terminate his employment for Good Reason during the thirty (30) day period immediately following the Change in Control of the Company, then the Executive shall be entitled to the same payments and benefits as provided in Section 6(e) above for a termination due to the Executive’s Termination Without Cause. Notwithstanding the foregoing, for purposes of this Paragraph only, the definition of Good Reason contained in Paragraph 1(q)(i) relating to a material diminution in such position, authority, duties or responsibilities after the date of the Change in Control, shall be determined based on the Executive’s position, authority, duties, and responsibilities as of immediately prior to the Change of Control of the Company.”

3.             Paragraph 1(t) is hereby amended as follows: “50%” is hereby deleted and substituted in its place by “100%”.

4.             Paragraph 1(u) is hereby amended as follows: “six (6)” is hereby deleted and substituted in its place by “twelve (12)”.

Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

NATIONAL HOLDINGS CORPORATION

	By:	/s/ Mark Goldwasser
	Name:	Mark Goldwasser
	Title:	President

AGREED AND ACCEPTED:

/s/ Alan B. Levin
Alan B. Levin